Exhibit 99

National Fuel Gas Company
Financial News

6363 Main Street/Williamsville, NY 14221

Timothy J. Silverstein
Investor Relations
716-857-6987
Release Date: Immediate November 4, 2010
David P. Bauer
Treasurer
716-857-7318
NATIONAL FUEL REPORTS 2010 EARNINGS
Williamsville, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the fourth quarter and fiscal year ended September 30, 2010, of $38.4 million, or $0.46 per share, and $225.9 million, or $2.73 per share, respectively.
HIGHLIGHTS
•	Operating results before items impacting comparability (“Operating Results”) for the fourth quarter of fiscal 2010 of $32.4 million, or $0.39 per share, increased $2.5 million, or $0.02 per share compared to the prior year fourth quarter, due to higher Operating Results in the Pipeline and Storage, Utility and Energy Marketing segments.
•	Operating Results for the fiscal year were $219.1 million, or $2.65 per share, an increase of $8.7 million or $0.05 per share. Increased production of natural gas and higher crude oil prices realized in the Exploration and Production segment during the current fiscal year were the main drivers of the increase.
•	Seneca Resources Corporation’s (“Seneca”) fourth quarter production of crude oil and natural gas increased approximately 1.8 billion cubic feet equivalent (“Bcfe”), or 15.5%, to 13.1 Bcfe. Appalachian production increased approximately 120% to 5.2 Bcfe, including production from the Marcellus Shale of 2.9 Bcfe. Total production for fiscal 2010 increased nearly 17% to 49.7 Bcfe.
•	Seneca’s fiscal 2010 Marcellus Shale exit rate was approximately 53 million cubic feet per day (“MMcfd”).
•	Seneca’s total reserves at September 30, 2010, were 700 Bcfe, an increase of 171 Bcfe. Seneca replaced 445% of fiscal 2010 production.
•	The Company sold its landfill gas operations and realized an after-tax gain of $6.3 million. The Company also completed the sale of its sawmill in Marienville, Pennsylvania including selected timber assets, and realized an after-tax gain of $0.2 million.
•	A conference call is scheduled for Friday, November 5, 2010, at 11 a.m. Eastern Time.
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MANAGEMENT COMMENTS
     David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “The fourth quarter marked the end of another excellent year for National Fuel, from both a financial and operational standpoint. The diversity of our businesses allowed for this year’s earnings to increase, with growth occurring in the Exploration and Production, Utility, and Energy Marketing segments. These increases were partially offset by a decrease in Pipeline and Storage earnings due to the effects of a shift in market dynamics associated with the development of the Marcellus Shale.”
     “Operationally, we made great progress on our plan to aggressively ramp up Seneca’s Marcellus development program. Since the first Seneca-operated well in Tioga County was completed and brought online in November 2009, Seneca has expanded the program significantly, drilling an additional 29 wells during this fiscal year. Seneca exited the year with net production of 53 million cubic feet per day from the Marcellus, a tremendous increase from almost no production at this same time last year.”
     “During the quarter we continued to narrow our focus on the multiple growth opportunities in our core businesses. With the sale of our landfill gas and sawmill operations, we substantially decreased our investment in non-core assets. This will allow us to maintain our focus on growing production from the Marcellus Shale and increasing pipeline capacity that is critical to transport production from the Appalachian Basin to the consuming markets in the northeast and in Canada.”
     “As we look forward to 2011, we will build upon the accomplishments from this past year and continue to capitalize on these exciting opportunities, while evaluating additional ways to further enhance value for our shareholders.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended September 30, 2010, of $38.4 million, or $0.46 per share, compared to the prior year’s fourth quarter earnings of $27.0 million, or $0.33 per share, an increase of $11.4 million or $0.13 per share. (Note: All references to earnings per share are to diluted earnings per share. All amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted).
     Consolidated earnings for the fiscal year ended September 30, 2010, of $225.9 million, or $2.73 per share, increased $125.2 million, or $1.48 per share, from the prior fiscal year, where earnings were $100.7 million or $1.25 per share.
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	Three Months		Fiscal year
	Ended September 30,		Ended September 30,
(in thousands except per share amounts)	2010	2009	2010	2009
Reported GAAP earnings	$38,402	$26,998	$225,913	$100,708
Items impacting comparability[1]:

Gain on disposal of discontinued operations	(6,310)		(6,310)
(Income) loss from discontinued operations	301	2,945	(470)	2,776
Impairment of oil and gas producing properties				108,207
Impairment of investment in partnership				1,085
Gain on life insurance policies				(2,312)

Operating Results	$32,393	$29,943	$219,133	$210,464

Reported GAAP earnings per share	$0.46	$0.33	$2.73	$1.25
Items impacting comparability[1]:

Gain on disposal of discontinued operations	(0.07)		(0.07)
(Income) loss from discontinued operations	0.00	0.04	(0.01)	0.03
Impairment of oil and gas producing properties				1.34
Impairment of investment in partnership				0.01
Gain on life insurance policies				(0.03)

Operating Results	$0.39	$0.37	$2.65	$2.60

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and fiscal year ended September 30, 2010, to the comparable periods in fiscal 2009. Excluding these items, Operating Results for the current fourth quarter of $32.4 million, or $0.39 per share, increased $2.5 million or $0.02 per share. Excluding these items, Operating Results for fiscal year ended September 30, 2010, of $219.1 million, or $2.65 per share, increased $8.7 million, or $0.05 per share, from the prior fiscal year. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
     The items noted above that impacted the comparability of the financial results also had an impact on the consolidated effective tax rate in each year. Excluding these items, the consolidated effective tax rate of 38.4 percent for the fiscal year ended September 30, 2010 is comparable to the consolidated effective tax rate of 37.7 percent for the prior fiscal year.
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DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 11 through 14 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region and in the Gulf of Mexico.
     The Exploration and Production segment’s earnings in the fourth quarter of fiscal 2010 of $27.5 million, or $0.33 per share, decreased $0.6 million, or $0.01 per share, when compared with the prior year’s fourth quarter. The decrease is mainly due to a higher effective tax rate in the current quarter relating to effects associated with a federal tax law change. Excluding the impact of the higher effective income tax rate, the Exploration and Production segment earnings increased by $3.8 million.
     Overall production for the current quarter of 13.1 Bcfe increased approximately 1.8 Bcfe, or 15.5 percent, compared to the prior year’s fourth quarter. Production increased approximately 120 percent in Appalachia mainly due to higher production from Marcellus wells of 2.9 Bcfe. In the Gulf of Mexico, production decreased 0.9 Bcfe. Production in California decreased 0.2 Bcfe.
     In addition to the higher production, higher crude oil prices realized after hedging had a positive impact on earnings for the quarter. Lower natural gas prices realized after hedging reduced earnings. For the quarter ended September 30, 2010, the weighted average oil price received by Seneca (after hedging) was $74.05 per barrel (“Bbl”), an increase of $2.66 per Bbl from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended September 30, 2010, was $5.72 per thousand cubic feet (“Mcf”), a decrease of $0.28 per Mcf.
     Several other items also impacted earnings for the quarter including: higher lease operating expenses (“LOE”) (mainly due to the costs to transport Marcellus production in Appalachia and higher steam fuel costs in California), higher depletion expense (due mainly to the increase in the depletable base and higher production), lower other operating expenses (attributable mostly to decreased plugging and abandonment costs), and lower general and administrative (“G&A”) expenses (a $2.5 million bad debt recovery more than offset additional staffing and associated costs in the East Division).
     The Exploration and Production segment’s earnings of $112.5 million, or $1.36 per share, for the fiscal year ended September 30, 2010, compares to a loss of $10.2 million, or $0.13 per share, for the fiscal year ended September 30, 2009. The increase was mainly due to the non-cash impairment charge of $108.2 million taken in the first quarter of fiscal 2009 to write down the value of Seneca’s oil and natural gas producing properties. Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on 12-month average spot
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prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling calculation, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. The impairment at December 31, 2008, (which was calculated using quarter-end pricing under the then effective full cost ceiling test rules) was mainly driven by a significant decrease in commodity prices. At September 30, 2010, the ceiling exceeded the book value of Seneca’s oil and gas properties by approximately $270 million.
     Excluding the impact of the ceiling test charge in the prior year’s first quarter, Operating Results for the fiscal year ended September 30, 2010, of $112.5 million, or $1.36 per share, increased $14.6 million, or $0.15 per share, from the prior year. The increase was primarily due to higher natural gas production and higher crude oil prices realized after hedging.
     Overall production for the fiscal year ended September 30, 2010, increased 16.8 percent to 49.7 Bcfe, an increase of 7.1 Bcfe compared to the prior fiscal year. Production increased approximately 7.8 Bcfe or 90 percent in Appalachia. Marcellus production of 7.2 Bcfe and higher production from upper Devonian wells more than offset small production declines in California and the Gulf of Mexico.
     In addition to overall higher production, higher crude oil prices realized after hedging contributed to the increase in Operating Results for the fiscal year. Lower natural gas prices realized after hedging reduced Operating Results. For the fiscal year ended September 30, 2010, the weighted average oil price received by Seneca (after hedging) was $75.25 per Bbl, an increase of $10.31 per Bbl from the prior fiscal year. The weighted average natural gas price received by Seneca (after hedging) for the fiscal year ended September 30, 2010, was $6.04 per Mcf, a decrease of $0.90 per Mcf.
     Other items impacting Operating Results for the fiscal year ended September 30, 2010, were higher depletion expense (mainly due to the increase in production and a higher depletable base), higher LOE (mainly due to higher steam fuel cost and the operating costs associated with the July 2009 acquisition of the Ivanhoe assets in California, and the costs to transport Marcellus production in Appalachia), higher G&A expenses (attributable mostly to additional staffing and associated costs in the East Division that more than offset the recovery of a bad debt expensed in the prior year) and lower other operating expenses (primarily due to lower plugging and abandonment costs).
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $6.7 million, or $0.08 per share, for the quarter ended September 30, 2010, increased $0.9 million, or $0.01 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to a lower effective tax rate in the current quarter relating to the intercompany tax allocation among
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subsidiaries. Excluding the impact of the lower effective income tax rate, Pipeline and Storage segment earnings decreased by $1.5 million from the prior year. The decrease was mostly due to increased maintenance and pension expenses. Transportation revenues for both Supply Corporation and Empire were also lower in the current quarter compared to the fourth quarter of 2009. Persistent strong Niagara/Chippawa basis prices have caused shippers to evaluate lower cost supply sources, and certain shippers have reduced their imports of natural gas from Canada. This has resulted in some contract terminations on Supply Corporation from Niagara. In order to counteract the decrease in revenues due to these lower shipping volumes, Supply Corporation’s Northern Access expansion project and Empire’s Tioga County Extension Project have been designed to utilize the existing pipeline system to provide producers of Marcellus gas a transportation path from the Marcellus supply basins to Canadian and other northern markets.
     The Pipeline and Storage segment’s earnings of $36.7 million, or $0.44 per share, for the fiscal year ended September 30, 2010, decreased $10.7 million, or $0.15 per share, when compared with the fiscal year ended September 30, 2009. The decrease in earnings for the current fiscal year was due to lower transportation revenues, higher operating expenses (mainly due to increased pension and other operating expenses), higher property taxes and interest expense and lower AFUDC (attributable to the completion of the Empire Connector in December 2008).
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.
     The Utility segment’s earnings of $0.2 million, for the quarter ended September 30, 2010, compared to a loss of $1.6 million, for the quarter ended September 30, 2009. The change is primarily due to lower operating expenses (including a $1.3 million after-tax adjustment recorded to reduce Distribution’s allowance for doubtful accounts), lower interest expense on over recoveries of purchased gas costs and the impact of certain regulatory true-up adjustments.
     The Utility segment’s earnings of $62.5 million, or $0.76 per share, for the fiscal year ended September 30, 2010, increased from earnings of $58.7 million, or $0.73 per share, for the fiscal year ended September 30, 2009. Earnings in the New York Division for the fiscal year ended September 30, 2010, of $39.5 million, or $0.48 per share, increased $1.8 million, or $0.01 per share, compared to the prior year. Lower operating expenses (mainly attributable to a decrease in bad debt expense) and the impact of regulatory true-up adjustments more than offset the impact of lower revenues from customer late payment charges (mainly due to lower gas costs) during the current fiscal year.
     For the fiscal year ended September 30, 2010, earnings in the Pennsylvania Division of $23.0 million, or $0.28 per share, increased $2.0 million, or $0.02 per share, compared to the prior year. Lower operating expenses (mainly attributable to a decrease in bad debt expense) and a lower effective tax rate more than offset higher interest expense, warmer weather and lower customer usage during the current fiscal year.
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Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended September 30, 2010, of $0.3 million compared to a loss of $0.3 million in the prior year fourth quarter. The increase in earnings in the current year fourth quarter is primarily due to proceeds NFR received as a member of a class of claimants in a class action litigation settlement. Excluding this item earnings were consistent with the fourth quarter of the prior fiscal year. The Energy Marketing segment’s earnings for the fiscal year ended September 30, 2010 of $8.8 million increased $1.7 million compared to the prior year. The increase in earnings was mainly due to higher margins in the current fiscal year and proceeds NFR received as a member of a class of claimants in a class action litigation settlement.
Corporate and All Other
     The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas; and Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from Appalachian land holdings.
     Earnings in the Corporate and All Other category for the quarter ended September 30, 2010, were $3.7 million compared to the prior year’s fourth quarter loss of $4.9 million. On September 1, 2010, the Company completed the sale of its landfill gas operations. As a result of this transaction, the Company is presenting the landfill gas operations as discontinued operations. Earnings in the fourth quarter of fiscal 2010 include earnings from discontinued operations of $6.0 million, which included a $0.3 million loss from discontinued operations during the quarter plus a $6.3 million gain on the sale of the landfill gas operations. Earnings in the fourth quarter of fiscal 2009 include a loss from discontinued operations of $2.9 million. The results of discontinued operations are discussed later in this document and are excluded from the remaining discussion of the Corporate and All Other category quarterly results below.
     Excluding discontinued operations, Operating Results in the Corporate and All Other category decreased from a loss of $2.0 million in the prior year fourth quarter to a loss of $2.3 million in the current year fourth quarter. Higher corporate operating expenses and lower earnings from timber operations more than offset earnings from Midstream’s pipeline gathering and natural gas processing operations.
     Earnings in the Corporate and All Other category for the fiscal year ended September 30, 2010, were $5.4 million compared to a loss of $2.2 million in the prior fiscal year. As discussed above, as a result of the Company’s sale of its landfill gas operations, the Company is presenting these operations as discontinued operations. Earnings for the fiscal year ended September 30,
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2010, include earnings from discontinued operations of $6.8 million, which consists of $0.5 million of income from discontinued operations, and a $6.3 million gain on the sale of the landfill gas operations. Earnings for the fiscal year ended September 30, 2009, include a loss from discontinued operations of $2.8 million. The results of discontinued operations are discussed later in this document and are excluded from the remaining discussion of the Corporate and All Other category fiscal year results below.
     The comparability of the Corporate and All Other category earnings for the fiscal years ended September 30, 2010, and 2009 was also impacted by a $2.3 million gain recognized on corporate-owned executive life insurance policies and a $1.1 million impairment in the value of Horizon Power’s 50 percent investment in Energy Systems North East, LLC, both of which occurred in the prior year’s first quarter.
     Excluding discontinued operations and the items discussed in the immediate preceding paragraph above, Operating Results for the fiscal year ended September 30, 2010, decreased from a loss of $0.7 million for fiscal 2009 to a loss of $1.4 million for fiscal 2010. Revenues from Midstream’s pipeline gathering and processing operations, higher margins from the timber operations (mainly due to lower prices paid for purchased logs and stumpage) and higher interest income were offset by higher depreciation and operating expenses and higher interest expense.
Discontinued Operations
     Earnings from discontinued operations for the quarter and fiscal year ended September 30, 2010, increased by $8.9 million and $9.6 million, respectively. The increases are primarily the result of the Company’s sale of its landfill gas operations and the recording of a gain of approximately $6.3 million. They also reflect the nonrecurrence of a $2.8 million impairment of landfill gas assets that was recorded during the quarter ended September 30, 2009.
EARNINGS GUIDANCE
     The Company is revising its GAAP earnings guidance for fiscal 2011 to a range of $2.40 to $2.70 per share. This updated guidance assumes average NYMEX prices, exclusive of basis differentials, of $4.00 per Million British Thermal Units (“MMBtu”) for natural gas and $80.00 per Bbl for crude oil. The previous guidance range of $2.60 to $2.90 per share had assumed average NYMEX prices, exclusive of basis differentials, of $5.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil. The change in guidance is attributable solely to the $1.00 per MMBtu decrease in the assumed NYMEX natural gas price. Seneca’s production guidance remains unchanged at 60 to 70 Bcfe.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, November 5, 2010, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the Investor Relations page on National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-800-561-2813, using the passcode “34046805.” For those unable to listen to
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the live conference call, a replay will be available at approximately 2 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “78038698.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 12, 2010.
     National Fuel is an integrated energy company with $5.1 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Donna L. DeCarolis	716-857-7872
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; changes in laws and regulations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; significant differences between the Company’s projected and actual capital expenditures and operating expenses, and unanticipated project delays or
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changes in project costs or plans; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving derivatives, acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2010

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other **	Consolidated

Fourth quarter 2009 GAAP earnings	$28,128	$5,776	$(1,639)	$(343)	$(4,924)	$26,998
Items impacting comparability:
Loss from discontinued operations					2,945	2,945

Fourth quarter 2009 operating results	28,128	5,776	(1,639)	(343)	(1,979)	29,943

Drivers of operating results
Higher (lower) crude oil prices	1,366					1,366
Higher (lower) natural gas prices	(1,523)					(1,523)
Higher (lower) natural gas production	8,887					8,887
Higher (lower) crude oil production	(4,098)					(4,098)
Higher (lower) processing plant revenues	337					337
Derivative mark to market adjustment	275					275
Lower (higher) lease operating expenses	(1,472)					(1,472)
Lower (higher) depreciation / depletion	(2,446)	(399)			(738)	(3,583)

Higher (lower) transportation revenues		(398)				(398)
Higher (lower) efficiency gas revenues		452				452
Lower (higher) operating expenses	2,052	(1,212)	701		(451)	1,090
Lower (higher) property, franchise and other taxes		(413)				(413)

Regulatory true-up adjustments			1,835			1,835

Higher (lower) margins				365	435	800

Higher (lower) AFUDC*		585				585
(Higher) lower interest expense			532			532

Lower (higher) income tax expense / effective tax rate	(4,462)	2,382	(609)	318	(179)	(2,550)

All other	441	(106)	(602)	4	591	328

Fourth quarter 2010 operating results	27,485	6,667	218	344	(2,321)	32,393
Items impacting comparability:
Gain on disposal of discontinued operations					6,310	6,310
Loss from discontinued operations					(301)	(301)

Fourth quarter 2010 GAAP earnings	$27,485	$6,667	$218	$344	$3,688	$38,402

*	AFUDC = Allowance for Funds Used During Construction

**	Includes discontinued operations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2010

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other **	Consolidated

Fourth quarter 2009 GAAP earnings	$0.34	$0.07	$(0.02)	$—	$(0.06)	$0.33
Items impacting comparability:
Loss from discontinued operations					0.04	0.04

Fourth quarter 2009 operating results	0.34	0.07	(0.02)	—	(0.02)	0.37

Drivers of operating results
Higher (lower) crude oil prices	0.02					0.02
Higher (lower) natural gas prices	(0.02)					(0.02)
Higher (lower) natural gas production	0.11					0.11
Higher (lower) crude oil production	(0.05)					(0.05)
Higher (lower) processing plant revenues	—					—
Derivative mark to market adjustment	—					—
Lower (higher) lease operating expenses	(0.02)					(0.02)
Lower (higher) depreciation / depletion	(0.03)	—			(0.01)	(0.04)

Higher (lower) transportation revenues		—				—
Higher (lower) efficiency gas revenues		—				—
Lower (higher) operating expenses	0.02	(0.01)	0.01		(0.01)	0.01
Lower (higher) property, franchise and other taxes		—				—

Regulatory true-up adjustments			0.02			0.02

Higher (lower) margins				—	0.01	0.01

Higher (lower) AFUDC*		—				—
(Higher) lower interest expense			0.01			0.01

Lower (higher) income tax expense / effective tax rate	(0.05)	0.03	(0.01)	—	—	(0.03)

All other / rounding (including impact of higher weighted average shares)	0.01	(0.01)	(0.01)		0.01	—

Fourth quarter 2010 operating results	0.33	0.08	—	—	(0.02)	0.39
Items impacting comparability:
Gain on disposal of discontinued operations					0.07	0.07
Loss from discontinued operations					—	—

Fourth quarter 2010 GAAP earnings	$0.33	$0.08	$—	$—	$0.05	$0.46

*	AFUDC = Allowance for Funds Used During Construction

**	Includes discontinued operations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
YEAR ENDED SEPTEMBER 30, 2010

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other **	Consolidated

Fiscal 2009 GAAP earnings	$(10,238)	$47,358	$58,664	$7,166	$(2,242)	$100,708
Items impacting comparability:
Loss from discontinued operations					2,776	2,776
Gain on life insurance policies					(2,312)	(2,312)
Impairment of investment in partnership					1,085	1,085
Impairment of oil and gas properties	108,207					108,207

Fiscal 2009 operating results	97,969	47,358	58,664	7,166	(693)	210,464

Drivers of operating results
Higher (lower) crude oil prices	21,587					21,587
Higher (lower) natural gas prices	(17,663)					(17,663)
Higher (lower) natural gas production	36,347					36,347
Higher (lower) crude oil production	(6,470)					(6,470)
Higher (lower) processing plant revenues	1,872					1,872
Lower (higher) lease operating expenses	(6,094)					(6,094)
Lower (higher) depreciation / depletion	(9,988)	(530)			(2,407)	(12,925)

Higher (lower) transportation revenues		(664)				(664)
Higher (lower) efficiency gas revenues		827				827
Lower (higher) operating expenses	1,187	(4,475)	4,366	(87)	(971)	20
Lower (higher) property, franchise and other taxes		(1,990)				(1,990)

Higher (lower) usage			(2,086)			(2,086)
Warmer weather in Pennsylvania			(816)			(816)
Regulatory true-up adjustments			1,215			1,215
Higher (lower) late payment revenue			(1,159)			(1,159)

Higher (lower) margins				1,386	6,460	7,846

Higher (lower) AFUDC*		(2,252)				(2,252)
Higher (lower) interest income	(943)				3,099	2,156
(Higher) lower interest expense	1,634	(3,086)	(2,220)		(3,826)	(7,498)

Lower (higher) income tax expense / effective tax rate	(7,180)	1,434	4,739	359	(3,651)	(4,299)

All other	273	81	(230)	(8)	599	715

Fiscal 2010 operating results	112,531	36,703	62,473	8,816	(1,390)	219,133
Items impacting comparability:
Gain on disposal of discontinued operations					6,310	6,310
Earnings from discontinued operations					470	470

Fiscal 2010 GAAP earnings	$112,531	$36,703	$62,473	$8,816	$5,390	$225,913

*	AFUDC = Allowance for Funds Used During Construction

**	Includes discontinued operations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
YEAR ENDED SEPTEMBER 30, 2010

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other **	Consolidated
Fiscal 2009 GAAP earnings	$(0.13)	$0.59	$0.73	$0.09	$(0.03)	$1.25
Items impacting comparability:
Loss from discontinued operations					0.03	0.03
Gain on life insurance policies					(0.03)	(0.03)
Impairment of investment in partnership					0.01	0.01
Impairment of oil and gas properties	1.34					1.34

Fiscal 2009 operating results	1.21	0.59	0.73	0.09	(0.02)	2.60

Drivers of operating results
Higher (lower) crude oil prices	0.26					0.26
Higher (lower) natural gas prices	(0.21)					(0.21)
Higher (lower) natural gas production	0.44					0.44
Higher (lower) crude oil production	(0.08)					(0.08)
Higher (lower) processing plant revenues	0.02					0.02
Lower (higher) lease operating expenses	(0.07)					(0.07)
Lower (higher) depreciation / depletion	(0.12)	(0.01)			(0.03)	(0.16)

Higher (lower) transportation revenues		(0.01)				(0.01)
Higher (lower) efficiency gas revenues		0.01				0.01
Lower (higher) operating expenses	0.01	(0.05)	0.05	—	(0.01)	—
Lower (higher) property, franchise and other taxes		(0.02)				(0.02)

Higher (lower) usage			(0.03)			(0.03)
Warmer weather in Pennsylvania			(0.01)			(0.01)
Regulatory true-up adjustments			0.01			0.01
Higher (lower) late payment revenue			(0.01)			(0.01)

Higher (lower) margins				0.02	0.08	0.10

Higher (lower) AFUDC*		(0.03)				(0.03)
Higher (lower) interest income	(0.01)				0.04	0.03
(Higher) lower interest expense	0.02	(0.04)	(0.03)		(0.05)	(0.10)

Lower (higher) income tax expense / effective tax rate	(0.09)	0.02	0.06	—	(0.04)	(0.05)

All other / rounding (including impact of higher weighted average shares)	(0.02)	(0.02)	(0.01)	—	0.01	(0.04)

Fiscal 2010 operating results	1.36	0.44	0.76	0.11	(0.02)	2.65
Items impacting comparability:
Gain on disposal of discontinued operations					0.07	0.07
Earnings from discontinued operations					0.01	0.01

Fiscal 2010 GAAP earnings	$1.36	$0.44	$0.76	$0.11	$0.06	$2.73

*	AFUDC = Allowance for Funds Used During Construction

**	Includes discontinued operations

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
(Thousands of Dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
SUMMARY OF OPERATIONS
Operating Revenues	$286,396	$276,796	$1,760,503	$2,051,543

Operating Expenses:
Purchased Gas	57,023	56,693	658,432	997,216
Operation and Maintenance	87,945	92,202	394,569	401,200
Property, Franchise and Other Taxes	18,168	15,444	75,852	72,102
Depreciation, Depletion and Amortization	49,265	43,514	191,199	170,620
Impairment of Oil and Gas Producing Properties	—	—	—	182,811

	212,401	207,853	1,320,052	1,823,949

Operating Income	73,995	68,943	440,451	227,594

Other Income (Expense):
Income from Unconsolidated Subsidiaries	792	646	2,488	3,366
Impairment of Investment in Partnership	—	—	—	(1,804)
Interest Income	1,682	1,418	3,729	5,776
Other Income	1,165	859	3,638	8,200
Interest Expense on Long-Term Debt	(21,951)	(22,062)	(87,190)	(79,419)
Other Interest Expense	(1,513)	(2,473)	(6,756)	(7,370)

Income Before Income Taxes	54,170	47,331	356,360	156,343

Income Tax Expense	21,777	17,388	137,227	52,859

Income from Continuing Operations	32,393	29,943	219,133	103,484

Discontinued Operations:
Income (Loss) from Operations, Net of Tax	(301)	(2,945)	470	(2,776)
Gain on Disposal, Net of Tax	6,310	—	6,310	—

Income (Loss) from Discontinued Operations, Net of Tax	6,009	(2,945)	6,780	(2,776)

Net Income Available for Common Stock	$38,402	$26,998	$225,913	$100,708

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.40	$0.37	$2.70	$1.29
Income (Loss) from Discontinued Operations	0.07	(0.03)	0.08	(0.03)

Net Income Available for Common Stock	$0.47	$0.34	$2.78	$1.26

Diluted:
Income from Continuing Operations	$0.39	$0.37	$2.65	$1.28
Income (Loss) from Discontinued Operations	0.07	(0.04)	0.08	(0.03)

Net Income Available for Common Stock	$0.46	$0.33	$2.73	$1.25

Weighted Average Common Shares:
Used in Basic Calculation	81,981,133	80,240,861	81,380,434	79,649,965

Used in Diluted Calculation	82,969,012	81,607,864	82,660,598	80,628,685

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2010	2009

ASSETS
Property, Plant and Equipment	$5,637,498	$5,184,844
Less — Accumulated Depreciation, Depletion and Amortization	2,187,269	2,051,482

Net Property, Plant and Equipment	3,450,229	3,133,362

Current Assets:
Cash and Temporary Cash Investments	395,171	408,053
Cash Held in Escrow	2,000	2,000
Hedging Collateral Deposits	11,134	848
Receivables — Net	132,136	144,466
Unbilled Utility Revenue	20,920	18,884
Gas Stored Underground	48,584	55,862
Materials and Supplies — at average cost	24,987	24,520
Other Current Assets	115,969	68,474
Deferred Income Taxes	24,476	53,863

Total Current Assets	775,377	776,970

Other Assets:
Recoverable Future Taxes	149,712	138,435
Unamortized Debt Expense	12,550	14,815
Other Regulatory Assets	542,801	530,913
Deferred Charges	9,646	2,737
Other Investments	77,839	78,503
Investments in Unconsolidated Subsidiaries	14,828	14,940
Goodwill	5,476	5,476
Intangible Assets	1,677	21,536
Fair Value of Derivative Financial Instruments	65,184	44,817
Other	306	6,625

Total Other Assets	880,019	858,797

Total Assets	$5,105,625	$4,769,129

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 82,075,470 Shares and 80,499,915 Shares, Respectively	$82,075	$80,500
Paid in Capital	645,619	602,839
Earnings Reinvested in the Business	1,063,262	948,293

Total Common Shareholders’ Equity Before
Items of Other Comprehensive Loss	1,790,956	1,631,632
Accumulated Other Comprehensive Loss	(44,985)	(42,396)

Total Comprehensive Shareholders’ Equity	1,745,971	1,589,236
Long-Term Debt, Net of Current Portion	1,049,000	1,249,000

Total Capitalization	2,794,971	2,838,236

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	200,000	—
Accounts Payable	145,223	90,723
Amounts Payable to Customers	38,109	105,778
Dividends Payable	28,316	26,967
Interest Payable on Long-Term Debt	30,512	32,031
Customer Advances	27,638	24,555
Customer Security Deposits	18,320	17,430
Other Accruals and Current Liabilities	16,046	18,875
Fair Value of Derivative Financial Instruments	20,160	2,148

Total Current and Accrued Liabilities	524,324	318,507

Deferred Credits:
Deferred Income Taxes	800,758	663,876
Taxes Refundable to Customers	69,585	67,046
Unamortized Investment Tax Credit	3,288	3,989
Cost of Removal Regulatory Liability	124,032	105,546
Other Regulatory Liabilities	89,334	120,229
Pension and Other Post-Retirement Liabilities	446,082	415,888
Asset Retirement Obligations	101,618	91,373
Other Deferred Credits	151,633	144,439

Total Deferred Credits	1,786,330	1,612,386

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$5,105,625	$4,769,129

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2010	2009

Operating Activities:
Net Income Available for Common Stock	$225,913	$100,708
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Discontinued Operations	(10,334)	—
Impairment of Oil and Gas Producing Properties	—	182,811
Depreciation, Depletion and Amortization	191,809	173,410
Deferred Income Taxes	134,679	(2,521)
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	112	(466)
Impairment of Investment in Partnership	—	1,804
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(13,207)	(5,927)
Other	9,108	19,829
Change in:
Hedging Collateral Deposits	(10,286)	(847)
Receivables and Unbilled Utility Revenue	10,262	47,658
Gas Stored Underground and Materials and Supplies	6,546	43,598
Unrecovered Purchased Gas Costs	—	37,708
Prepayments and Other Current Assets	(34,288)	2,921
Accounts Payable	8,047	(61,149)
Amounts Payable to Customers	(67,669)	103,025
Customer Advances	3,083	(8,462)
Customer Security Deposits	890	3,383
Other Accruals and Current Liabilities	(3,649)	13,676
Other Assets	7,237	(35,140)
Other Liabilities	1,442	(4,201)

Net Cash Provided by Operating Activities	$459,695	$611,818

Investing Activities:
Capital Expenditures	($455,764)	($313,633)
Investment in Subsidiary, Net of Cash Acquired	—	(34,933)
Net Proceeds from Sale of Timber Mill and Related Assets	15,770	—
Net Proceeds from Sale of Landfill Gas Pipeline Assets	38,000	—
Cash Held in Escrow	—	(2,000)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	3,643
Other	(251)	(2,806)

Net Cash Used in Investing Activities	($402,245)	($349,729)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$13,207	$5,927
Net Proceeds from Issuance of Long-Term Debt	—	247,780
Reduction of Long-Term Debt	—	(100,000)
Dividends Paid on Common Stock	(109,596)	(104,158)
Net Proceeds From Issuance of Common Stock	26,057	28,176

Net Cash Provided by (Used In) Financing Activities	($70,332)	$77,725

Net Increase / (Decrease) in Cash and Temporary Cash Investments	(12,882)	339,814
Cash and Temporary Cash Investments at Beginning of Period	408,053	68,239

Cash and Temporary Cash Investments at September 30	$395,171	$408,053

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2010	2009	Variance	2010	2009	Variance

Operating Revenues	$109,716	$101,349	$8,367	$438,028	$382,758	$55,270

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	6,279	6,910	(631)	31,980	29,374	2,606
Lease Operating Expense	17,503	17,013	490	61,398	53,957	7,441
All Other Operation and Maintenance Expense	(136)	2,460	(2,596)	6,597	11,059	(4,462)
Property, Franchise and Other Taxes	2,710	935	1,775	10,592	8,657	1,935
Depreciation, Depletion and Amortization	27,421	23,658	3,763	106,182	90,816	15,366
Impairment of Oil and Gas Producing Properties	—	—	—	—	182,811	(182,811)

	53,777	50,976	2,801	216,749	376,674	(159,925)

Operating Income	55,939	50,373	5,566	221,279	6,084	215,195

Other Income (Expense):
Interest Income	480	244	236	980	2,430	(1,450)
Other Income	—	—	—	—	—	—
Other Interest Expense	(7,840)	(7,915)	75	(30,853)	(33,368)	2,515

Income (Loss) Before Income Taxes	48,579	42,702	5,877	191,406	(24,854)	216,260
Income Tax Expense (Benefit)	21,094	14,574	6,520	78,875	(14,616)	93,491

Net Income (Loss)	$27,485	$28,128	$(643)	$112,531	$(10,238)	$122,769

Net Income (Loss) Per Share (Diluted)	$0.33	$0.34	$(0.01)	$1.36	$(0.13)	$1.49

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2010	2009	Variance	2010	2009	Variance

Revenues from External Customers	$31,344	$31,573	$(229)	$138,905	$137,478	$1,427
Intersegment Revenues	19,689	19,770	(81)	79,978	81,795	(1,817)

Total Operating Revenues	51,033	51,343	(310)	218,883	219,273	(390)

Operating Expenses:
Purchased Gas	(345)	(5)	(340)	(205)	132	(337)
Operation and Maintenance	22,132	20,268	1,864	77,698	70,814	6,884
Property, Franchise and Other Taxes	5,316	4,681	635	20,532	17,470	3,062
Depreciation, Depletion and Amortization	9,313	8,699	614	35,930	35,115	815

	36,416	33,643	2,773	133,955	123,531	10,424

Operating Income	14,617	17,700	(3,083)	84,928	95,742	(10,814)

Other Income (Expense):
Interest Income	82	52	30	199	995	(796)
Other Income	174	(411)	585	538	2,780	(2,242)
Other Interest Expense	(6,644)	(6,821)	177	(26,328)	(21,580)	(4,748)

Income Before Income Taxes	8,229	10,520	(2,291)	59,337	77,937	(18,600)
Income Tax Expense	1,562	4,744	(3,182)	22,634	30,579	(7,945)

Net Income	$6,667	$5,776	$891	$36,703	$47,358	$(10,655)

Net Income Per Share (Diluted)	$0.08	$0.07	$0.01	$0.44	$0.59	$(0.15)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2010	2009	Variance	2010	2009	Variance

Revenues from External Customers	$97,143	$87,587	$9,556	$804,466	$1,097,550	$(293,084)
Intersegment Revenues	2,009	2,135	(126)	15,324	15,474	(150)

Total Operating Revenues	99,152	89,722	9,430	819,790	1,113,024	(293,234)

Operating Expenses:
Purchased Gas	38,384	31,185	7,199	428,376	713,174	(284,798)
Operation and Maintenance	34,988	36,104	(1,116)	181,313	191,192	(9,879)
Property, Franchise and Other Taxes	9,630	9,392	238	42,772	44,215	(1,443)
Depreciation, Depletion and Amortization	10,244	10,005	239	40,370	39,675	695

	93,246	86,686	6,560	692,831	988,256	(295,425)

Operating Income	5,906	3,036	2,870	126,959	124,768	2,191

Other Income (Expense):
Interest Income	1,127	1,138	(11)	2,144	2,486	(342)
Other Income	278	161	117	1,059	924	135
Other Interest Expense	(8,779)	(9,597)	818	(35,831)	(32,417)	(3,414)

Income (Loss) Before Income Taxes	(1,468)	(5,262)	3,794	94,331	95,761	(1,430)
Income Tax Expense (Benefit)	(1,686)	(3,623)	1,937	31,858	37,097	(5,239)

Net Income (Loss)	$218	$(1,639)	$1,857	$62,473	$58,664	$3,809

Net Income (Loss) Per Share (Diluted)	$—	$(0.02)	$0.02	$0.76	$0.73	$0.03

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ENERGY MARKETING SEGMENT	2010	2009	Variance	2010	2009	Variance

Revenues from External Customers	$41,699	$47,318	$(5,619)	$344,802	$397,763	$(52,961)
Intersegment Revenues	—	558	(558)	—	558	(558)

Total Operating Revenues	41,699	47,876	(6,177)	344,802	398,321	(53,519)

Operating Expenses:
Purchased Gas	40,554	47,292	(6,738)	325,026	380,677	(55,651)
Operation and Maintenance	1,425	1,446	(21)	6,148	6,014	134
Property, Franchise and Other Taxes	31	19	12	55	41	14
Depreciation, Depletion and Amortization	10	11	(1)	42	42	—

	42,020	48,768	(6,748)	331,271	386,774	(55,503)

Operating Income (Loss)	(321)	(892)	571	13,531	11,547	1,984

Other Income (Expense):
Interest Income	17	12	5	44	79	(35)
Other Income	16	24	(8)	74	225	(151)
Other Interest Expense	(6)	(6)	—	(27)	(215)	188

Income (Loss) Before Income Taxes	(294)	(862)	568	13,622	11,636	1,986
Income Tax Expense (Benefit)	(638)	(519)	(119)	4,806	4,470	336

Net Income (Loss)	$344	$(343)	$687	$8,816	$7,166	$1,650

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$0.11	$0.09	$0.02

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ALL OTHER	2010	2009	Variance	2010	2009	Variance

Revenues from External Customers	$6,272	$8,750	$(2,478)	$33,428	$35,100	$(1,672)
Intersegment Revenues	897	—	897	2,315	—	2,315

Total Operating Revenues	7,169	8,750	(1,581)	35,743	35,100	643

Operating Expenses:
Purchased Gas	(41)	—	(41)	(41)	—	(41)
Operation and Maintenance	4,360	6,605	(2,245)	22,775	32,259	(9,484)
Property, Franchise and Other Taxes	377	348	29	1,588	1,437	151
Depreciation, Depletion and Amortization	2,036	967	1,069	7,907	4,276	3,631

	6,732	7,920	(1,188)	32,229	37,972	(5,743)

Operating Income (Loss)	437	830	(393)	3,514	(2,872)	6,386

Other Income (Expense):
Income from Unconsolidated Subsidiaries	792	646	146	2,488	3,366	(878)
Impairment of Investment in Partnership	—	—	—	—	(1,804)	1,804
Interest Income	42	40	2	137	583	(446)
Other Income	(160)	264	(424)	(127)	294	(421)
Other Interest Expense	(543)	(540)	(3)	(2,152)	(2,344)	192

Income (Loss) from Continuing Operations Before Income Taxes	568	1,240	(672)	3,860	(2,777)	6,637
Income Tax Expense (Benefit)	(674)	320	(994)	464	(3,482)	3,946

Income from Continuing Operations	1,242	920	322	3,396	705	2,691

Discontinued Operations:
Income (Loss) from Operations, Net of Tax	(301)	(2,945)	2,644	470	(2,776)	3,246
Gain on Disposal, Net of Tax	6,310	—	6,310	6,310	—	6,310

Income (Loss) from Discontinued Operations, Net of Tax	6,009	(2,945)	8,954	6,780	(2,776)	9,556

Net Income (Loss)	$7,251	$(2,025)	$9,276	$10,176	$(2,071)	$12,247

Income from Continuing Operations Per Share (Diluted)	$0.02	$0.02	$—	$0.04	$—	$0.04
Income (Loss) from Discontinued Operations, Net of Tax, Per Share (Diluted)	0.07	(0.04)	0.11	0.08	(0.03)	0.11

Net Income (Loss) Per Share (Diluted)	$0.09	$(0.02)	$0.11	$0.12	$(0.03)	$0.15

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
CORPORATE	2010	2009	Variance	2010	2009	Variance

Revenues from External Customers	$222	$219	$3	$874	$894	$(20)
Intersegment Revenues	1,003	1,003	—	3,547	4,065	(518)

Total Operating Revenues	1,225	1,222	3	4,421	4,959	(538)

Operating Expenses:
Operation and Maintenance	3,463	3,083	380	13,100	11,656	1,444
Property, Franchise and Other Taxes	104	69	35	313	282	31
Depreciation, Depletion and Amortization	241	174	67	768	696	72

	3,808	3,326	482	14,181	12,634	1,547

Operating Loss	(2,583)	(2,104)	(479)	(9,760)	(7,675)	(2,085)

Other Income (Expense):
Interest Income	22,385	22,518	(133)	89,973	84,761	5,212
Other Income	857	821	36	2,094	3,977	(1,883)
Interest Expense on Long-Term Debt	(21,951)	(22,062)	111	(87,190)	(79,419)	(7,771)
Other Interest Expense	(152)	(180)	28	(1,313)	(3,004)	1,691

Loss Before Income Taxes	(1,444)	(1,007)	(437)	(6,196)	(1,360)	(4,836)
Income Tax Expense (Benefit)	2,119	1,892	227	(1,410)	(1,189)	(221)

Net Loss	$(3,563)	$(2,899)	$(664)	$(4,786)	$(171)	$(4,615)

Net Loss Per Share (Diluted)	$(0.04)	$(0.04)	$—	$(0.06)	$—	$(0.06)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2010	2009	Variance	2010	2009	Variance

Intersegment Revenues	$(23,598)	$(23,466)	$(132)	$(101,164)	$(101,892)	$728

Operating Expenses:
Purchased Gas	(21,529)	(21,779)	250	(94,724)	(96,767)	2,043
Operation and Maintenance	(2,069)	(1,687)	(382)	(6,440)	(5,125)	(1,315)

	(23,598)	(23,466)	(132)	(101,164)	(101,892)	728

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(22,451)	(22,586)	135	(89,748)	(85,558)	(4,190)
Other Interest Expense	22,451	22,586	(135)	89,748	85,558	4,190

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	{(Unaudited)					(Unaudited)
					Increase					Increase
	2010		2009		(Decrease)	2010		2009		(Decrease)
Capital Expenditures:
Exploration and Production	$124,325	(1)	$36,612	(2)	$87,713	$398,174	(1)(2)	$188,290	(2)	$209,884
Pipeline and Storage	15,651		15,264		387	37,894		52,504	(3)	(14,610)
Utility	18,460		15,798		2,662	57,973		56,178		1,795
Energy Marketing	168		—		168	407		25		382

Total Reportable Segments	158,604		67,674		90,930	494,448		296,997		197,451
All Other	828		5,868	(2)	(5,040)	6,694	(2)	9,507	(2)	(2,813)
Corporate	8		148		(140)	210		297		(87)
Eliminations	—		—		—	—		(344)		344

Total Expenditures from
Continuing Operations	159,440		73,690		85,750	501,352		306,457		194,895
Discontinued Operations	28		50		(22)	150		216		(66)

Total Capital Expenditures	$159,468		$73,740		$85,728	$501,502		$306,673		$194,829

(1)	Amount for the quarter and year ended September 30, 2010 includes $55.5 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at September 30, 2010 since it represents a non-cash investing activity at that date.

(2)	Capital expenditures for the Exploration and Production segment for the year ended September 30, 2010 exclude $9.1 million of capital expenditures, the majority of which was in the Appalachian region. Capital expenditures for All Other for the year ended September 30, 2010 exclude $0.7 million of capital expenditures related to the construction of the Midstream Covington Gathering System. Both of these amounts were accrued at September 30, 2009 and paid during the year ended September 30, 2010. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2010.

(3)	Amount for the year ended September 30, 2009 excludes $16.8 million of capital expenditures related to the Empire Connector project accrued at September 30, 2008 and paid during the year ended September 30, 2009. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represented a non-cash investing activity at that date. The amount has been included in the Consolidated Statement of Cash Flows at September 30, 2009.
DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2010	2009	Normal (1)	Last Year (1)
Three Months Ended September 30

Buffalo, NY	178	140	143	(21.3)	(2.1)
Erie, PA	135	105	112	(22.2)	(6.3)

Twelve Months Ended September 30

Buffalo, NY	6,692	6,292	6,701	(6.0)	(6.1)
Erie, PA	6,243	5,947	6,176	(4.7)	(3.7)

(1)	Percents compare actual 2010 degree days to normal degree days and actual 2010 degree days to actual 2009 degree days.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,225	2,767	(542)	10,304	9,886	418
West Coast	953	999	(46)	3,819	4,063	(244)
Appalachia	5,137	2,271	2,866	16,222	8,335	7,887

Total Production	8,315	6,037	2,278	30,345	22,284	8,061

Average Prices (Per Mcf)
Gulf Coast	$5.08	$3.61	$1.47	$5.22	$4.54	$0.68
West Coast	4.48	3.36	1.12	4.81	3.91	0.90
Appalachia	4.57	4.09	0.48	4.93	5.52	(0.59)
Weighted Average	4.70	3.75	0.95	5.01	4.79	0.22
Weighted Average after Hedging	5.72	6.00	(0.28)	6.04	6.94	(0.90)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	113	170	(57)	502	640	(138)
West Coast	662	691	(29)	2,669	2,674	(5)
Appalachia	15	17	(2)	49	59	(10)

Total Production	790	878	(88)	3,220	3,373	(153)

Average Prices (Per Barrel)
Gulf Coast	$69.44	$65.50	$3.94	$76.57	$54.58	$21.99
West Coast	71.53	62.56	8.97	71.72	50.90	20.82
Appalachia	71.47	59.08	12.39	75.81	56.15	19.66
Weighted Average	71.23	63.06	8.17	72.54	51.69	20.85
Weighted Average after Hedging	74.05	71.39	2.66	75.25	64.94	10.31

Total Production (MMcfe)	13,055	11,305	1,750	49,665	42,522	7,143

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.48	$0.61	$(0.13)	$0.64	$0.69	$(0.05)
Lease Operating Expense per Mcfe (1)	$1.34	$1.50	$(0.16)	$1.24	$1.27	$(0.03)
Depreciation, Depletion & Amortization per Mcfe (1)	$2.10	$2.09	$0.01	$2.14	$2.14	$—

(1)	Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	1.6 MMBBL	$70.26 / BBL
Gas	19.9 BCF	$6.76 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	1.1 MMBBL	$70.55 / BBL
Gas	14.6 BCF	$7.03 / MCF
Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	0.3 MMBBL	$75.94 / BBL
Gas	3.8 BCF	$6.65 / MCF
Gross Wells in Process of Drilling
Twelve Months Ended September 30, 2010

			East
			Marcellus		Upper		Total
	Gulf	West	Shale		Devonian		Company
Wells in Process — Beginning of Period
Exploratory	0.00	0.00	16.00	(1) (2)	20.00	(2)	36.00
Developmental	0.00	0.00	14.00	(1)	68.00		82.00
Wells Commenced
Exploratory	1.00	0.00	11.00		18.00		30.00
Developmental	1.00	44.00	51.00		68.00		164.00
Wells Completed
Exploratory	1.00	0.00	22.00		13.00		36.00
Developmental	0.00	44.00	25.00		114.00		183.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00		1.00		2.00
Developmental	0.00	0.00	0.00		3.00		3.00
Wells Sold
Exploratory	0.00	0.00	0.00		1.00		1.00
Developmental	0.00	0.00	1.00		0.00		1.00
Wells in Process — End of Period
Exploratory	0.00	0.00	4.00		23.00		27.00
Developmental	1.00	0.00	39.00		19.00		59.00

(1)	Gross exploratory wells were decreased by 11 and developmental wells were increased by 11.

(2)	Marcellus Shale gross exploratory wells were increased by 2 and Upper Devonian gross exploratory wells were decreased by 2.
Net Wells in Process of Drilling
Twelve Months Ended September 30, 2010

			East
			Marcellus		Upper		Total
	Gulf	West	Shale		Devonian		Company
Wells in Process — Beginning of Period
Exploratory	0.00	0.00	14.00	(3) (4)	19.00	(4)	33.00
Developmental	0.00	0.00	8.50	(3)	67.00		75.50
Wells Commenced
Exploratory	0.29	0.00	11.00		18.00		29.29
Developmental	0.20	41.72	32.17		68.00		142.09
Wells Completed
Exploratory	0.29	0.00	20.00		13.00		33.29
Developmental	0.00	41.72	17.55		114.00		173.27
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00		1.00		2.00
Developmental	0.00	0.00	0.00		3.00		3.00
Wells Sold
Exploratory	0.00	0.00	0.00		1.00		1.00
Developmental	0.00	0.00	0.50		0.00		0.50
Wells in Process — End of Period
Exploratory	0.00	0.00	4.00		22.00		26.00
Developmental	0.20	0.00	22.62		18.00		40.82

(3)	Net exploratory wells were decreased by 6.50 and developmental wells were increased by 6.50.

(4)	Marcellus Shale net exploratory wells were increased by 1 and Upper Devonian net exploratory wells were decreased by 1.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Reserve Quantity Information

	Gas MMcf
	U.S.
	Gulf Coast	West Coast	Appalachian	Total
	Region	Region	Region	Company

Proved Developed and Undeveloped Reserves:
September 30, 2009	26,167	72,959	149,828	248,954
Extensions and Discoveries	2,881	269	189,979	193,129
Revisions of Previous Estimates	6,683	2,315	7,677	16,675
Production	(10,304)	(3,819)	(16,222)	(30,345)

September 30, 2010	25,427	71,724	331,262	428,413

Proved Developed Reserves:

September 30, 2009	18,051	67,603	120,579	206,233
September 30, 2010	19,293	66,178	210,817	296,288

	Oil Mbbl
	U.S.
	Gulf Coast	West Coast	Appalachian	Total
	Region	Region	Region	Company

Proved Developed and Undeveloped Reserves:
September 30, 2009	1,452	44,824	311	46,587
Extensions and Discoveries	222	828	4	1,054
Revisions of Previous Estimates	332	484	2	818
Production	(502)	(2,669)	(49)	(3,220)

September 30, 2010	1,504	43,467	268	45,239

Proved Developed Reserves:

September 30, 2009	1,194	37,711	285	39,190
September 30, 2010	1,066	36,353	263	37,682

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput- (millions of cubic feet — MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Firm Transportation — Affiliated	10,249	10,473	(224)	99,451	108,677	(9,226)
Firm Transportation — Non-Affiliated	41,425	41,298	127	197,456	239,617	(42,161)
Interruptible Transportation	884	512	372	4,459	3,888	571

	52,558	52,283	275	301,366	352,182	(50,816)

Utility Throughput — (MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Retail Sales:
Residential Sales	3,720	3,835	(115)	54,012	58,835	(4,823)
Commercial Sales	537	567	(30)	8,203	9,551	(1,348)
Industrial Sales	134	16	118	646	515	131

	4,391	4,418	(27)	62,861	68,901	(6,040)
Off-System Sales	1,865	—	1,865	5,899	513	5,386
Transportation	8,148	7,275	873	60,105	59,751	354

	14,404	11,693	2,711	128,865	129,165	(300)

Energy Marketing Volumes

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Natural Gas (MMcf)	7,155	10,400	(3,245)	58,299	60,858	(2,559)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2011 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2011 (Diluted earnings per share guidance*)				from prices used in guidance* ^
				$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range			Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.40	-	$2.70	+ $0.19	- $0.19	+ $0.05	- $0.05

*	Please refer to forward looking statement footnote beginning at page 9 of this document.

^	This sensitivity table is current as of November 4, 2010 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2011 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4 per MMBtu for natural gas and $80 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2010	2009
Quarter Ended September 30 (unaudited)
Operating Revenues	$286,396,000	$276,796,000

Income from Continuing Operations	$32,393,000	$29,943,000
Income (Loss) from Discontinued Operations, Net of Tax	6,009,000	(2,945,000)

Net Income Available for Common Stock	$38,402,000	$26,998,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.40	$0.37
Income (Loss) from Discontinued Operations	0.07	(0.03)

Net Income Available for Common Stock	$0.47	$0.34

Diluted:
Income from Continuing Operations	$0.39	$0.37
Income (Loss) from Discontinued Operations	0.07	(0.04)

Net Income Available for Common Stock	$0.46	$0.33

Weighted Average Common Shares:
Used in Basic Calculation	81,981,133	80,240,861

Used in Diluted Calculation	82,969,012	81,607,864

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$1,760,503,000	$2,051,543,000

Income from Continuing Operations	$219,133,000	$103,484,000
Income (Loss) from Discontinued Operations, Net of Tax	6,780,000	(2,776,000)

Net Income Available for Common Stock	$225,913,000	$100,708,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.70	$1.29
Income (Loss) from Discontinued Operations	0.08	(0.03)

Net Income Available for Common Stock	$2.78	$1.26

Diluted:
Income from Continuing Operations	$2.65	$1.28
Income (Loss) from Discontinued Operations	0.08	(0.03)

Net Income Available for Common Stock	$2.73	$1.25

Weighted Average Common Shares:
Used in Basic Calculation	81,380,434	79,649,965

Used in Diluted Calculation	82,660,598	80,628,685